Exhibit 10.7

BOUSTEAD WAVEFRONT INC.

2022 OMNIBUS EQUITY INCENTIVE PLAN

PERFORMANCE STOCK [UNIT] AGREEMENT

THIS AGREEMENT made as of ___________, 2022 [insert date on which Committee awards the Performance Stock [Units] (the “Grant Date”), by and between Boustead Wavefront Inc. a Cayman Islands exempted company (the “Company”), and ___________________ (the “Awardee”).

WITNESSETH:

WHEREAS, the Company has adopted and maintains the Boustead Wavefront Inc. 2022 Omnibus Equity Incentive Plan effective [____________], 2022 (the “Plan”), and

WHEREAS, the Committee has authorized the award to the Awardee of Performance Stock Units under the Plan, on the terms and conditions set forth in the Plan and as hereinafter provided,

NOW, THEREFORE, in consideration of the premises contained herein, the Company and the Awardee hereby agree as follows:

1. Plan. This Performance Stock [Unit] Award is made pursuant to the terms of the Plan which are incorporated herein by reference. Terms used in this Agreement which are defined in the Plan shall have the same meaning as set forth in the Plan.

2. Award of Performance Stock [Units]. Subject to the terms and conditions set forth in this Agreement and the Plan, the Company hereby grants to the Awardee [__] [shares of Performance Stock] [Performance Stock Units]. All such Performance Stock [Units] shall be subject to the restrictions and forfeiture provisions contained in Sections 3, 5 and 6, such restrictions and forfeiture provisions to become effective immediately upon execution of this Agreement by the parties hereto.

3. Vesting. Except as provided below and subject to the Awardee’s continued service with the Company for the applicable vesting period, the Performance Stock [Units] shall vest as follows:

[Insert Individual and/or Company (and/or Affiliate) Performance Goals and Performance Period]

4. Payment of Performance Stock [Units]. Subject to the terms and conditions set forth in this Agreement and the Plan and upon satisfaction of the vesting requirement as provided in Section 3, the Awardee shall be entitled to receive [one Share for each share of Performance Stock] [cash equal to the Fair Market Value of one Share for each Performance Stock Unit]. Such distribution shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the calendar year to which the performance goals and objectives relate.

5. [Change of Control. Notwithstanding the vesting requirements contained in Section 3, upon a Change of Control, all of the Performance Stock [Units] shall automatically become fully vested as of the date of such Change of Control.]

6. [No Rights as a Shareholder. An award of Performance Stock [Units] shall not constitute an equity interest in the Company and shall not entitle the Awardee to voting rights, dividends or any other rights associated with ownership of Shares [prior to the time the Awardee shall receive a distribution of Shares with respect to a share of Performance Stock.]

7. Regulation by the Committee. This Agreement and the Performance Stock [Units] shall be subject to the administrative procedures and rules as the Committee shall adopt. All decisions of the Committee upon any question arising under the Plan or under this Agreement, shall be conclusive and binding upon the Awardee.

8. Withholding. The Company or an Affiliate shall be entitled to deduct and withhold the minimum amount necessary in connection with the Awardee’s Performance Stock [Unit] Award to satisfy its withholding obligations under any and all applicable federal, state and/or local tax rules or regulations.

9. Amendment. The Committee may amend this Agreement at any time and from time to time; provided, however, that no amendment of this Agreement that would materially and adversely impair the Awardee’s rights or entitlements with respect to the [shares of Performance Stock] [Performance Units] shall be effective without the prior written consent of the Awardee (unless such amendment is required in order to cause the Award to be exempt from Code Section 409A, as interpreted by applicable authorities).

10. Awardee Acknowledgment. Awardee acknowledges and agrees that the vesting of Performance Stock [Units] pursuant to this Agreement is earned only by continuing service with the Company. Awardee further acknowledges and agrees that nothing in this Agreement, nor in the Plan shall confer upon the Awardee any right to continue in the service of the Company, nor shall it interfere in any way with Awardee’s right or the Company’s right to terminate Awardee’s service at any time, with or without Cause. Awardee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof. Awardee has reviewed the Plan and this Award in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award and fully understands all provisions of the Award. By executing this Agreement, the Awardee hereby agrees to be bound by all of the terms of both the Plan and this Agreement.

BOUSTEAD WAVEFRONT INC.

By:
Its:		Date

, Awardee
Date